UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 12, 2016

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-12422 (Commission File Number)	35-1562245 (IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2016, William J. Goodwin, Chief Credit Officer of MainSource Financial Group, Inc. (the “Company”), notified the Company of his intention to retire effective April 30, 2017.  Mr. Goodwin joined the Company in 2009 and served as the Company’s first Chief Credit Officer, formalizing the Company’s credit administration function.

Chris Bower, currently a Commercial Banking Regional President in the Company, will succeed Mr. Goodwin as Chief Credit Officer.  Beginning November 1, 2016, Mr. Bower will join the credit team and will work with Mr. Goodwin through the date of his retirement.  Mr. Goodwin will continue as Chief Credit Officer and will fully assist in the transition of responsibilities to Mr. Bower.

Additionally, on September 14, 2016, Daryl R. Tressler, the Company’s Chief Banking Officer and President of MainSource Bank, notified the Company of his intention to retire effective December 31, 2016.  Mr. Tressler began his career with the predecessor of MainSource Bank in 1973.  He previously served as Chairman, President and Chief Executive Officer at Union Bank and Trust Company of Indiana and has served as the Company’s Chief Banking Officer since 2009.  The Company and Mr. Tressler have been engaged in succession planning during the past few years.  Mr. Tressler will assist in the transition of his responsibilities to other members of the Company’s executive team until his retirement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 16, 2016

MAINSOURCE FINANCIAL GROUP, INC.

By:	/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer

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